UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. ____)

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Section 240.14a-12

Inland Real Estate Income Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Transcript of Company Video/Audio Solicitation of Proxies

Hello. The upcoming annual meeting of Inland Real Estate Income Trust includes some proposals beyond the usual election of directors, and these proposals should interest every stockholder. Please give me just one minute of your time to briefly explain why we are urging you to vote your shares as soon as possible.

In anticipation of a potential listing of our stock for public trading, important changes to Inland Income Trust’s charter have been proposed to align the charter with those of publicly traded REITs. A failure to vote this year will have the same effect as a vote against these proposals and can impact the future of the Company and your investment, so your vote matters!

Voting your shares is quick and easy through our online voting platform at proxyvote.com. If you cannot locate your control number, simply call 877-777-5613 to retrieve this information.

I am Mitchell Sabshon, Chief Executive Officer and I thank you in advance for your vote.